Exhibit 99.1
IN THE UNITED STATES DISTRICT COURT
FOR THE MIDDLE DISTRICT OF TENNESSEE
NASHVILLE DIVISION

UNITED STATES OF AMERICA ex rel.	)
SALLY CHRISTINE SUMMERS,	)
)
Plaintiff,	)
)
v.	)	Civil Action No. 3:09-cv-277
)
LHC GROUP, INC.,	)	Judge Thomas A. Wiseman, Jr.
)
Defendant.	)
ORDER
     Before the Court is defendant LHC Group, Inc.’s Motion to Dismiss Complaint and for Attorneys’ Fees (Doc. No. 7). For the reasons discussed in the accompanying Memorandum Opinion, the motion to dismiss is hereby GRANTED and this matter is DISMISSED WITH PREJUDICE AS TO RELATOR SALLY CHRISTINE SUMMERS, but without prejudice to the United States’ ability to pursue the same or related claims against LHC should it choose to do so. The request for attorneys’ fees is DENIED.
     Costs are taxed to the relator, Sally Christine Summers.
     It is so ORDERED.
     This is a final judgment for purposes of Fed. R. Civ. P. 58 from which an appeal may lie.

/s/ Thomas A. Wiseman, Jr.
Thomas A. Wiseman, Jr.
Senior U.S. District Judge

Case 3:09-cv-00277	Document 38	Filed 06/11/2009	Page 1 of 1